Exhibit 99.1

Bath & Body Works Drives progress on the Consumer First Formula across innovation, brand elevation, and marketplace expansion and Reports Fourth Quarter and Full-Year 2025 Results and Provides 2026 Guidance

•Delivers Q4 net sales and earnings per share results above guidance
•Fourth quarter net sales of $2.7 billion, down 2%. Earnings per diluted share of $1.99; Adjusted earnings per diluted share of $2.05
•Provides full-year 2026 guidance of net sales down 4.5% to down 2.5%, earnings per diluted share of $3.00 to $3.25; and adjusted earnings per diluted share of $2.40 to $2.65

COLUMBUS, Ohio –March 4, 2026 – Bath & Body Works, Inc. (NYSE: BBWI) today reported fourth quarter and full-year 2025 results.

Daniel Heaf, chief executive officer of Bath & Body Works, commented, “Our fourth quarter results exceeded the guidance we provided. Since launching the Consumer First Formula in the third quarter, we have moved with urgency to accelerate innovation in our hero categories, refresh and modernize our brand, expand distribution, and simplify our operating model. The earlier-than-planned launch on Amazon and the rollout of our new brand identity are clear examples of our team’s focused execution.”

Heaf continued, “We are making progress, but transformations of this scale take time. We are undertaking a comprehensive, end-to-end evolution of our business - building a Bath & Body Works that is more innovative, more relevant, and easier to shop. This work lays the foundation for sustained, long-term growth as we reposition the company from a specialty retailer to a premier global brand.”

Fourth Quarter 2025 Results

The company reported net sales of $2,724 million for the quarter ended January 31, 2026, a decrease of 2% compared to net sales of $2,788 million for the quarter ended February 1, 2025.

Earnings per diluted share were $1.99 for the fourth quarter of 2025, compared to $2.09 last year. Fourth quarter operating income was $599 million compared to $678 million last year, and net income was $403 million compared to $453 million last year.

Reported fourth quarter 2025 results included pre-tax costs of $15 million ($12 million after tax) associated with business transformation activities. Excluding this item, adjusted earnings per diluted share for the fourth quarter of 2025 was $2.05, adjusted operating income was $614 million and adjusted net income was $415 million.

At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.

Full-Year 2025 Results

The company reported net sales of $7,291 million for the year ended January 31, 2026, a decrease of 0.2% compared to net sales of $7,307 million for the year ended February 1, 2025.

Earnings per diluted share were $3.11 for the year, compared to $3.61 in 2024. Full-year operating income was $1,126 million compared to $1,266 million last year, and net income was $649 million compared to $798 million last year. In fiscal 2025, the company repurchased 15.1 million shares of common stock for $400 million.

Reported full-year 2025 results included pre-tax costs of $15 million ($14 million after tax) associated with the transition of certain members of the leadership team, an $8 million pre-tax gain ($6 million after tax) associated with the sale of a non-core asset and pre-tax costs of $15 million ($12 million after tax) associated with business transformation activities.

Reported full-year 2024 results include a $39 million pre-tax gain ($25 million after tax) related to the sales of certain Easton investments and a $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.

Excluding these items, adjusted full-year earnings per diluted share was $3.21 in 2025 compared to $3.29 last year, adjusted full-year operating income of $1,156 million compared to $1,266 million last year and adjusted full-year net income was $669 million in 2025 compared to $729 million last year.

At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.

2026 Guidance

For fiscal 2026, the company is forecasting net sales to decline between 4.5% to 2.5% compared to $7,291 million in fiscal 2025. Full-year 2026 earnings per diluted share is expected to be between $3.00 and $3.25 compared to $3.11 in fiscal 2025. The company’s full-year outlook includes the interest savings from the redemption of the remaining $284 million outstanding notional of our January 2027 bonds. There are no share repurchases assumed in our outlook. In fiscal 2026, we expect to generate free cash flow of approximately $600 million.

We expect that our 2026 results will include an $88 million pre-tax gain ($65 million after tax) related to cash proceeds received, net of legal fees, for a favorable settlement of payment card interchange fee litigation, a $62 million tax benefit associated with the resolution of certain tax matters, and a $9 million pre-tax loss ($7 million after tax) associated with the anticipated redemption of our January 2027 bonds.

Excluding these items, forecasted adjusted earnings per diluted share for the full-year 2026 is expected to be between $2.40 and $2.65, compared to adjusted earnings per share of $3.21 in full-year 2025.

For the first quarter of fiscal 2026, the company is forecasting net sales to decline between 6% to 4% compared to $1,424 million in the first quarter of 2025. First quarter 2026 earnings per diluted share is expected to be between $0.84 and $0.90 compared to $0.49 in the first quarter of 2025. Excluding the items referenced above, forecasted adjusted earnings per diluted share for the first quarter of 2026 is expected to be between $0.24 and $0.30, compared to earnings per diluted share of $0.49 in the first quarter of 2025.

At the conclusion of this press release is a reconciliation of our guidance-to-adjusted guidance, including a description of the adjusted items.

Earnings Call and Additional Information

Bath & Body Works, Inc. will conduct its fourth quarter earnings call at 8:30 a.m. ET on March 4. To listen, call 877-407-9219 (international dial-in number: 412-652-1274). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13758304 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.

ABOUT BATH & BODY WORKS

Bath & Body Works is a global leader in personal care and home fragrance, driven by the belief that everybody deserves to feel good.

The brand’s beloved and iconic scents are expertly crafted for exceptional performance and a luxury fragrance experience. Formulated with thoughtfully chosen ingredients, Bath & Body Works’ body care products are available in multiple forms including fine fragrance mist, body cream, lotion, eau de parfum, body wash, hand soap, sanitizer and more. The brand’s famous 3-wick candles are made with rich, high quality fragrance oils layered throughout a premium soy wax base, for up to 45 hours of room-filling fragrance.

Consumers can shop Bath & Body Works anytime and anywhere they choose, from welcoming, in-store experiences at more than 1,900 stores in the U.S. and Canada, 500-plus international locations, online at bathandbodyworks.com and on Amazon.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. There are risks, uncertainties and other factors that in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company or our management. These factors can be found in Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K and our subsequent filings.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

We announce material financial and operational information using our investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about the Company, our business and our results of operations may also be announced by posts on our accounts on social media channels, including the following: Facebook, Instagram, X, LinkedIn, Pinterest, TikTok and YouTube. The information that we post through these social media channels and on our website may be deemed material. As a result, we encourage investors, the media and others interested in the Company to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. The list of social media channels we use may be updated from time to time on our investor relations website.

For further information, please contact:
Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full-Year
	2025	2024	2025	2024
Net Sales	$2,724	$2,788	$7,291	$7,307
Costs of Goods Sold, Buying and Occupancy	(1,480)	(1,487)	(4,102)	(4,073)
Gross Profit	1,244	1,301	3,189	3,234
General, Administrative and Store Operating Expenses	(645)	(623)	(2,063)	(1,968)
Operating Income	599	678	1,126	1,266
Interest Expense	(68)	(76)	(276)	(312)
Other Income, Net	7	10	32	74
Income Before Income Taxes	538	612	882	1,028
Provision for Income Taxes	(135)	(159)	(233)	(230)
Net Income	$403	$453	$649	$798

Net Income Per Diluted Share	$1.99	$2.09	$3.11	$3.61

Weighted Average Diluted Shares Outstanding	203	217	209	221

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	January 31, 2026	February 1, 2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$953	$674
Accounts Receivable, Net	180	205
Inventories	699	734
Easton Assets Held for Sale	81	96
Other	106	114
Total Current Assets	2,019	1,823
Property and Equipment, Net	1,127	1,127
Operating Lease Assets	941	949
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	112	130
Other Assets	77	50
Total Assets	$5,069	$4,872
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$465	$338
Accrued Expenses and Other	579	584
Current Debt	280	—
Current Operating Lease Liabilities	195	192
Income Taxes	72	117
Total Current Liabilities	1,591	1,231
Deferred Income Taxes	65	24
Long-term Debt	3,612	3,884
Long-term Operating Lease Liabilities	867	883
Other Long-term Liabilities	213	233
Total Equity (Deficit)	(1,279)	(1,383)
Total Liabilities and Equity (Deficit)	$5,069	$4,872

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Full-Year
	2025	2024
Operating Activities:
Net Income	$649	$798
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	254	282
Share-based Compensation Expense	31	40
Gain on Sale of Non-core Asset	(8)	—
Gain on Sales of Easton Investments	—	(39)
Loss on Extinguishment of Debt	—	10
Deferred Income Taxes	63	(112)
Changes in Assets and Liabilities:
Accounts Receivable	25	18
Inventories	37	(26)
Accounts Payable, Accrued Expenses and Other	111	(50)
Income Taxes Payable	(57)	(23)
Other Assets and Liabilities	(3)	(12)
Net Cash Provided by Operating Activities	$1,102	$886

Investing Activities:
Capital Expenditures	$(237)	$(226)
Proceeds from Sale of Non-core Asset	9	—
Proceeds from Sales of Easton Investments, Net of Fees Paid	—	40
Other Investing Activities	1	24
Net Cash Used for Investing Activities	$(227)	$(162)

Financing Activities:
Payments for Long-term Debt	$—	$(522)
Repurchases of Common Stock	(401)	(401)
Dividends Paid	(167)	(177)
Payments of Finance Lease Obligations	(14)	(17)
Tax Payments related to Share-based Awards	(8)	(16)
Other Financing Activities	(9)	1
Net Cash Used for Financing Activities	$(599)	$(1,132)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	$3	$(2)
Net Increase (Decrease) in Cash and Cash Equivalents	279	(410)
Cash and Cash Equivalents, Beginning of Year	674	1,084
Cash and Cash Equivalents, End of Year	$953	$674

BATH & BODY WORKS, INC.
Fourth Quarter 2025

Total Sales (In millions):

	Fourth Quarter			Full-Year
	2025	2024	% Change	2025	2024	% Change
Stores - U.S. and Canada (a)	$2,054	$2,109	(2.6%)	$5,582	$5,534	0.9%
Direct - U.S. and Canada	579	595	(2.5%)	1,395	1,474	(5.4%)
International (b)	91	84	8.6%	314	299	4.9%
Total Bath & Body Works	$2,724	$2,788	(2.3%)	$7,291	$7,307	(0.2%)
________________
(a)        Results include fulfilled buy online-pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/1/2025	Opened	Closed	1/31/2026
United States	1,782	94	(62)	1,814
Canada	113	—	—	113
Total Bath & Body Works	1,895	94	(62)	1,927

Total Partner-operated Stores:

	Stores			Stores
	2/1/2025	Opened	Closed	1/31/2026
International	494	70	(28)	536
International - Travel Retail	35	4	(2)	37
Total International (a)	529	74	(30)	573
________________
(a)         Includes store locations only and does not include kiosks, shop-in-shops, gondola or beauty counter locations.

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full-Year
	2025	2024	2025	2024
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$599	$678	$1,126	$1,266
Business Transformation Activities	15	—	15	—
Leadership Transition Costs	—	—	15	—
Adjusted Operating Income	$614	$678	$1,156	$1,266

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$403	$453	$649	$798
Business Transformation Activities	15	—	15	—
Leadership Transition Costs	—	—	15	—
Gain on Sale of Non-core Asset	—	—	(8)	—
Gain on Sales of Easton Investments	—	—	—	(39)
Tax Effect of Adjustments	(3)	—	(2)	14
Tax Benefit from Valuation Allowance Release	—	—	—	(44)
Adjusted Net Income	$415	$453	$669	$729

Reconciliation of Reported Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
Reported Net Income Per Diluted Share	$1.99	$2.09	$3.11	$3.61
Business Transformation Activities	0.07	—	0.07	—
Leadership Transition Costs	—	—	0.07	—
Gain on Sale of Non-core Asset	—	—	(0.04)	—
Gain on Sales of Easton Investments	—	—	—	(0.18)
Tax Effect of Adjustments	(0.01)	—	(0.01)	0.06
Tax Benefit from Valuation Allowance Release	—	—	—	(0.20)
Adjusted Net Income Per Diluted Share	$2.05	$2.09	$3.21	$3.29

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
FORECASTED ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	First Quarter		Full-Year
	2026		2026
Reconciliation of Forecasted Net Income Per Diluted Share to Forecasted Adjusted Net Income Per Diluted Share
	Low	High	Low	High
Forecasted Net Income Per Diluted Share	$0.84	$0.90	$3.00	$3.25
Interchange Fee Settlement	(0.43)	(0.43)	(0.43)	(0.43)
Loss on Extinguishment of Debt	0.04	0.04	0.04	0.04
Tax Effect of Adjustments	0.10	0.10	0.10	0.10
Tax Benefit from the Resolution of Certain Tax Matters	(0.31)	(0.31)	(0.31)	(0.31)
Forecasted Adjusted Net Income Per Diluted Share	$0.24	$0.30	$2.40	$2.65

				Full-Year
				2026
Reconciliation of Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow
Forecasted Net Cash Provided by Operating Activities				$870
Forecasted Capital Expenditures				(270)
Forecasted Free Cash Flow				$600

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2025
In the fourth quarter of 2025, adjusted results exclude the following:
•Aggregate pre-tax costs of $15 million ($12 million net of tax of $3 million), primarily included in general, administrative and store operating expenses, resulting from business transformation activities in connection with the Consumer First Formula. These costs primarily related to severance benefits.
In the third quarter of 2025, adjusted results exclude the following:
•An $8 million pre-tax gain ($6 million net of tax of $2 million), included in other income, net, related to the sale of a non-core asset.
In the second quarter of 2025, adjusted results exclude the following:
•Aggregate pre-tax costs of $15 million ($14 million net of tax of $1 million), included in general, administrative and store operating expenses, due to the transition of certain members of the leadership team, primarily related to severance benefits.
There were no adjustments to results in the first quarter of 2025.
Fiscal 2024
There were no adjustments to results in the first, third or fourth quarters of 2024.
In the second quarter of 2024, adjusted results exclude the following:
•A $39 million aggregate pre-tax gain ($25 million net of tax of $14 million), included in other income, net, related to the sales of certain Easton investments; and
•A $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.
The “Forecasted Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2026
The 2026 forecasted adjusted results exclude the following items, which we expect to recognize in the first quarter of fiscal 2026:
•An $88 million pre-tax gain ($65 million net of tax of $23 million), which will be included in general, administrative and store operating expenses, related to cash proceeds received, net of legal fees, for a favorable settlement of payment card interchange fee litigation;
•A $9 million pre-tax loss ($7 million net of tax of $2 million), which will be included in other income, net, associated with the anticipated early extinguishment of outstanding notes; and
•A $62 million tax benefit associated with the resolution of certain tax matters.
Our Forecasted Free Cash Flow is defined as Forecasted Net Cash Provided by Operating Activities less our Forecasted Capital Expenditures. Our Forecasted Free Cash Flow is a non-GAAP financial measure which we believe is useful to analyze our anticipated ability to generate cash. Our Forecasted Free Cash Flow calculation may not be comparable to similarly titled measures reported by other companies. Our Forecasted Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.